Exhibit 10.47
BAKER HUGHES INCORPORATED
Compensation Table for Named Executive Officers and Directors
     Named Executive Officers:

Current
Base Salary
Chad C. Deaton [1]	$1,155,000
Peter A. Ragauss	568,000
Alan R. Crain	473,000
David H. Barr	450,000
Martin S. Craighead	450,000
     Non-Employee Directors3:

Annual Cash Retainer:	$75,000
Audit/Ethics Committee Chairman Annual Retainer:	$20,000
Other Committee Chairman Annual Retainer:	$15,000
Audit/Ethics Committee Members Retainer:	$10,000
Other Committee Members Retainer (Excluding Executive Committee):	$5,000
Lead Director	$15,000
Annual Non-Retainer Equity (restricted stock awarded in January, stock options awarded 50% in January and 50% in July of each year):	$200,000

[1]	Mr. Deaton has an Amended and Restated Employment Agreement with Baker Hughes Incorporated, filed as Exhibit 10.1 to Current Report on Form 8-K filed December 19, 2008.

[2]	In addition to their base salaries, these named executive officers, at the discretion of the Board of Directors can receive equity compensation pursuant to the 2002 Director & Officer Long-Term Compensation Plan, filed as Exhibits 10.23, 10.24 and 10.25 to Annual Report of baker Hughes Incorporated on Form 10-K for the year ended December 31, 2008. These named executive officers also are entitled to participate in the Company’s Annual Incentive Compensation Plan, as amended and restated, filed as Exhibits 10.15 and 10.16 to Annual Report of Baker Hughes Incorporated on Form 10-K for the year ended December 31, 2008.

[3]	Non-employee directors are reimbursed for reasonable travel and related expenses.